EXHIBIT 99.1
Conference Call
Progressive Gaming International Corporation
October 24, 2005
5:00 AM PT
Operator
      Good day, ladies and gentlemen, and welcome to your Progressive Gaming conference call. My name is Jean; I’ll be your conference coordinator. At this time, all lines are in a listen-only mode, and if you need operator assistance, please key “*0”. At this time, I’ll send the call over to your host, Mr. Michael Sicuro. Please proceed, sir.
Michael Sicuro, CFO
      Thank you, Jean. Good morning, ladies and gentlemen. Welcome to this conference call from Progressive Gaming International. This is Michael A. Sicuro, the Company’s CFO. With me, as usual, is our President and CEO, Russ McMeekin. Also with me today is Heather Rollo, our Vice President/ Finance and Chief Accounting Officer, who many of you know joined our team in Q1 of this year after spending approximately 10 years auditing gaming operators and suppliers worldwide, while with several Big Eight, Six, Big Four accounting firms, most recently with Ernst & Young, prior to joining our team.
      The purpose of this call is to provide additional information concerning the Form 8-K that was filed on October 20, 2005. Many thanks for joining us today. As you might expect, we’ll be reading from a prepared script, and because we are in a registration statement period, there will, unfortunately, will not be a Q&A session. Before we begin, Heather will read the Safe Harbor statement. Heather.
Heather Rollo, Vice President/ Finance and Chief Accounting Officer
      Certain statements on this conference call are forward-looking statements, including statements regarding our business models and strategies, the development of the Intelligent Table System, the anticipated accounting treatment for amounts described in the call, the prior and future impact of FASB 153, our ability to generate cash from the rights we retained to certain intellectual property, expectations regarding our importance to our OEM partners, fiscal 2006 expectations with respect to revenue and EBITDA, the anticipated characteristics of our licensing transactions for the fourth quarter of 2005, the anticipated retirement of the Company’s debt, and the expected timing of the pending acquisition of EndX. Such statements are subject to certain risks and uncertainties, and actual circumstances, events, or results may differ materially from those projected in such forward looking statements.
      Factors that could cause or contribute to differences include, but are not limited to, the risk that unique facts and circumstances giving rise to the transactions discussed in this call may be deemed to exist in past or future transactions; the risk that we may be required to adopt unanticipated interpretations or changes to FASB 153; the risk that debt retirement or the EndX acquisition may not be completed when expected or at all; risks related to the integration of EndX’s technology with the Company’s products; risks related to any uncertainty surrounding FASB 153 as it relates to the Company or the gaming industry generally; risks related to the delays in the introduction and customer acceptance of new products; risks related to the Company’s ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties; the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company; the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems; the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures, and general economic conditions, as well as the Company’s debt service obligations.
      For a discussion of other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances as they occur.
Russ McMeekin, CEO
      Thank you, Heather. Our core business models and strategies are intact. Approximately three years ago, we said we would change our business from “built by us” to “licensed by us.” We are executing on this, and will continue to do so. Our partners remain intact, and specifically our Intelligent Table System initiative, remains on track. Our growth initiatives are heavily focused on driving growth in long-term recurring revenues and making these revenues a greater contributor to the overall revenue base.
      Today, approximately 60 percent of our revenue base are recurring revenues. The transactions discussed in last week’s 8-K involve the non-recurring revenues of our business. These revenues are all cash-based transactions derived from the “licensed by us” versus “built by us” strategy. We are relentless about continuing to execute on our strategic and operational objective. Michael and Heather will now provide additional information.
Michael Sicuro, CFO
      Thank you, Russ. First as the CFO of Progressive Gaming, let me begin by stating unequivocally that in accordance with our past practices, policies and procedures, before we complete major revenue-generating transactions, our accounting staff assesses them internally to determine the proper accounting treatment, and we also discuss our assessment with our outside auditors. We do this to avoid confusion with our customers and partners, and to ensure we have concurrence from our independent auditors. We established these practices, policies and procedures upon my appointment as the CFO of Progressive Gaming.

      With respect to the transactions described in the 8-K, we followed this process exactly as I just described. The transactions were assessed and addressed in advance by our accounting staff. We also obtained concurrence from our outside auditors regarding our proposed accounting treatment in advance of completing the agreements, in advance of our monthly and quarterly closing process, and in advance of the regularly scheduled SAS 100 quarterly review. Based on these discussions, we were satisfied that our proposed treatment was acceptable. Unfortunately, subsequent to the end of the third quarter, our external auditors informed us that after they consulted with the highest level of technical expertise within their firm, their conclusion with respect to the appropriate accounting treatment for the transactions was different than initially provided to us prior to closing our books. Their final conclusion on the matter was communicated to us on October 19, 2005. Heather will now discuss our accounting policies with respect to revenue recognition. Heather
Heather Rollo, Vice President/ Finance and Chief Accounting Officer
      Thank you, Michael. As Michael described, throughout each quarter, we continuously review major revenue-generating transactions with our outside auditors prior to completion and reporting them in our financial statements. Often, either Michael or myself, and sometimes both of us, are involved in the transactions and business negotiations to ensure a timely assessment of the potential accounting impact. We have developed, reviewed, approved, implemented and tested our accounting policies and procedures in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. They provide that the Company regularly review significant revenue-generating transactions with its outside auditors prior to entering into those transactions. As an additional measure of comfort, since Michael became the CFO, we have retained an independent Big Four accounting firm with a high level of gaming industry expertise to assist us in the review and testing of our internal controls, including our accounting and reporting controls, with special attention given to our revenue recognition policies and practices.
      FASB 153, which became effective for transactions occurring in the third quarter of 2005 and beyond, has been incorporated into our existing policies and procedures. Although our outside auditors initially concurred with our assessment that these cash-based transactions should be recorded in our income statement, they subsequently advised us on October 19, 2005, of a different conclusion. We have accepted that conclusion, and will therefore be recording these amounts to our balance sheet in accordance with FASB 153, unless there are changes, or interpretations of these accounting rules. FASB 153 is not expected to have prior period impact because it specifically provides that it will apply only to transactions beginning in the third quarter of 2005 and beyond. Michael will now discuss the transactions in more detail.
Michael Sicuro, CFO
      Thank you, Heather. As Russ previously stated, approximately 60 percent of our revenue base are recurring revenues, and approximately 40 percent of our revenues are based on licensing transactions which are always cash-based. As we have now exited the lower-margin manufacturing business, the majority of these revenues are generated from IP content and technology licensing activities. Most of these non-recurring transactional revenues are from gaming supplier OEMs and service providers. The remainder of our revenues are from casino or lottery gaming operators. The non-recurring transactions which were discussed in the 8-K filing on October 20, 2005, were reviewed in the context of FASB 153, were transactional in nature as described above, and were with gaming supplier OEMs and service providers.
      These transactions involved high-value IP and the terms and conditions contained highly competitive information, as do many of these transactions that we execute in monetizing cash. As a result, we don’t and we won’t disclose the details of these transactions, including the parties that are involved. What we can discuss, though, is that these transactions, (1) included a license of software that will yield $4.5 million, or approximately 17 cents per share of cash, over the term of the agreements. In addition, we purchased on a cash basis under separate terms and conditions unique IP content. (2) This license involved unique IP and technology that we acquired the rights to and then further developed and enhanced, and from which we generated cash revenues in the past. We have retained certain rights regarding this software, and that will allow us to continue to generate cash in the future.
      Licensing IP content and technology is an ordinary part of our business. We believe we have some of the most unique IP in content and technology in the gaming industry that has produced value for us in the past, and we expect to continue to do so in the future. In many instances, we are the partial or sole owner of such IP content and technology, therefore these gaming suppliers, OEMs, and service providers must come to us or through us to obtain the rights. Simply put, every transaction is its own transaction. What that means is that every transaction is different, depending on the nature, size, scope and breadth of the IP, content, or technology that’s being licensed and/or the rights the licensee or the buyer wishes to obtain.
      As mentioned, our licensing business are very competitive so, again, we don’t and we won’t disclose the terms or specifics, or sometimes even the parties involved. When a company is in the technology content and software business, that company is really in the IP business. That is who we are, and who we will continue to be as we strive to further develop our skills in the areas of systems and content. We expect that with this type of focus, we should become even more important to our OEM partners and service providers, and casino operators within the gaming industry into the future.
      Here are a few more thoughts: There is no change to our previously published estimates for 2006 for revenues and EBITDA of $100-110 million and $32-35 million, respectively. The cash licensing deals in our pipeline for Q4 05 are not expected to have the characteristics that, in our opinion, may have caused the above transactions to not be reflected in our P&L. We are obviously undertaking to continue our standard process of review, as described above, with careful attention to the newly adopted FASB 153. We expect to still retire our high-yield debt. We will continue to assess the optimal method of retiring such debt. We still intend to complete the EndX acquisition in Q4 05 as originally anticipated.
      The internal controls within any company, in any industry, can be identified as either preventative or detective controls. Said differently, a system of internal controls can either rely on after-the-fact controls or proactive-based controls, or a combination of both. Internal controls should also be developed and implemented in connection with the nature of the business and the environment in which that business operates. Our business and operating philosophy is more proactive than not. Therefore, our internal controls must be, and we believe they are, weighted towards the proactive side of the equation. These proactive controls were followed to the letter in this situation.

      Our reported accounting results for the quarter ended 9/30/2005 may have been impacted by the sequence of events described above, but the confidence in our processes, our people, our partners, and customers has not. We remain passionately focused on our business which, as Russ mentioned, remains intact. Russ would now like to make a few closing remarks. Russ
Russ McMeekin
      Thank you, Michael. I trust that this call was helpful in clarifying the items related to last week’s 8-K filing and, more importantly, provide you a clear view of our business going forward. Many thanks for listening this morning, but more importantly, many thanks for your continued support.
Operator
      Ladies and gentlemen, thank you for joining us on the call today. You may now disconnect your phone lines.
(End of Conference Call)

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